UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) May 9, 2005

PHOTRONICS, INC.

(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2005, Photronics, Inc. and Michael J. Luttati signed an Offer Letter appointing Mr. Luttati Chief Executive Officer of Photronics, Inc. effective June 7, 2005. Mr. Luttati will also be appointed to the Board of Directors of the Company as of June 7, 2005. Mr. Luttati will receive an annual rate of compensation of $475,000 annually, paid biweekly. He will also have the opportunity to receive an additional performance based incentive bonus that has a targeted annual payout up to an amount equal to his annual compensation, with a minimum bonus of $150,000 for the current fiscal year, after the end of the year. Mr. Luttati will be granted 250,000 equity options in Photronics, Inc., with full vesting of the grant on October 28, 2005. He will receive a company car, plus all related expenses as per company policy, four weeks annual vacation, and is eligible to participate in the Company’s health and insurance plans as described in the Company’s handbook. Mr. Luttati will be provided a housing allowance for up to six months from his start date, and the Company will pay his relocation to the Brookfield, CT area. If Mr. Luttati is unable to sell his current home in Massachusetts, the Company will arrange for purchase of the residence for its fair market value.

On May 12, 2005, Photronics, Inc. and Michael J. Luttati entered into a three year employment agreement for the position of Chief Executive Officer dated May 12, 2005 (the “Employment Agreement”) which reiterates the same compensation provisions as stated in the offer letter, and provides for certain severance, confidentiality and non-compete provisions. The Employment Agreement is attached as Exhibit 10.1.

Item 5.02.	Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

On May 10, 2005, Photronics, Inc. issued a press release announcing that Michael J. Luttati was appointed to the position of Chief Executive Officer effective June 7, 2005. Mr. Luttati will serve on Photronics’ Board of Directors, increasing the size of the Board to seven members, the majority of whom qualify as independent pursuant to NASDAQ’s Corporate Governance standards.

The same press release also announced that effective as of June 7, 2005, Constantine S. Macricostas who has been serving in the role of Chief Executive Officer since February 2004 will step down from that position. Mr. Macricostas will continue to serve as the Company’s Chairman of the Board of Directors.

Exhibit No.
10.1	Executive Employment Agreement between Photronics, Inc. and Michael J. Luttati dated May 12, 2005.

99.1	Press release of Photronics, Inc. dated May 10, 2005, announcing that Michael J. Luttati was appointed to the position of Chief Executive Officer effective June 7, 2005. Mr. Luttati will serve on Photronics’ Board of Directors, increasing the size of the Board to seven members, the majority of whom qualify as independent pursuant to NASDAQ’s Corporate Governance standards. Mr. Constantine S. Macricostas will step down from the CEO position and will continue to serve as the Company’s Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE May 12, 2005	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Vice President, General Counsel and Secretary

PHOTRONICS, INC.

EXHIBIT INDEX

DESCRIPTION
EXHIBIT NO. 10.1	Executive Employment Agreement between Photronics, Inc. and Michael J. Luttati dated May 12, 2005.

EXHIBIT NO. 99.1	Press release of Photronics, Inc. dated May 10, 2005, announcing the appointment of Michael J. Luttati as Chief Executive Officer effective June 7, 2005. Mr. Luttati will also serve on Photronics’ Board of Directors, increasing the size of the Board to seven members. Constantine S. Macricostas will step down from that position on June 7, 2005 and will continue to serve as the Company’s Chairman.